CONSULTING AGREEMENT


          This Agreement (the "Agreement"), dated as of January 1, 1998, is made by and between Interactive Imaginations, Inc., a New York corporation ("Interactive"), and Neterprises, Inc., a Delaware corporation (the "Consultant").

          WHEREAS, Interactive and the Consultant desire to enter into an agreement whereby the Consultant will provide certain management consulting services for Interactive on the terms and conditions hereinafter set forth; and

          WHEREAS, the Consultant is willing to provide such management consulting services for Interactive.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Engagement. The Consultant hereby agrees to provide such management consulting services for Interactive as may be reasonably requested by the Board of Directors of Interactive in connection with the identification and evaluation of potential strategic relationships and potential acquisition targets for Interactive.

          2. Extent of Services. The Consultant agrees to perform such services to the best of its ability and in a diligent and conscientious manner and to devote appropriate time, energies and skill to those duties called for hereunder during the term of this Agreement and in connection with the performance of such duties to act in a manner consistent with the primary objective of maximizing the profitability of Interactive. The Consultant agrees to devote such time as is reasonably required to fulfill his duties hereunder.

          3. Term. The engagement of the Consultant hereunder by Interactive shall commence as of the date hereof and shall continue through December 31, 1998, unless earlier terminated pursuant to Section 6 hereof.

          4. Compensation.

          (a) As compensation for the services contemplated herein and for performance rendered by the Consultant of its duties and obligations hereunder, Interactive shall pay to the Consultant an aggregate fee equal to $150,000 (the "Consulting Fee"), earned and payable in 24 equal installments of $12,500 on the 15th day and the last day of each calendar month during the Term set forth in
Section 3. In addition to, and notwithstanding the foregoing, at the Effective Time contemplated by the Agreement and Plan of Merger, dated as of February 2, 1998, among the Interactive, Petry Interactive, Inc. and Advercomm, Inc., Interactive shall pay Consultant the sum of $180,000 (the "Lump Sum Payment").


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          (b) Interactive's sole obligation shall be to pay to the Consultant the amounts described in Section 4(a) of this Agreement, and the Consultant is not and shall not be deemed an employee of Interactive for any purpose.

          5. Reimbursement for Expenses. Interactive shall pay or reimburse the Consultant for all expenses reasonably incurred by it in furtherance of its duties hereunder including, without limitation, expenses for traveling, meals, hotel accommodations, telephone charges and the like, provided however, such expenses (other than for telephone charges for calls to Interactive executives and advisors) shall have been authorized by Interactive prior to the date on which they are incurred by the Consultant, which authorization may be withheld by Interactive in its sole discretion. Interactive shall be under no obligation to pay or reimburse any expense of the Consultant which has not been authorized by Interactive in accordance with the terms of this Section 5. Interactive will make reimbursement for authorized expenses within fourteen days of presentation by the Consultant from time to time of appropriate documentation evidencing such expenditures.

          6. Termination. This Agreement shall be terminated as follows:

          (a) 30 days after written notice of termination is given by either party at any time after June 15, 1998, provided however, that if Interactive shall terminate this Agreement pursuant to this Section 6(a) for any reason other than Consultant's material breach of this Agreement (having given prior notice of, and reasonable opportunity for Consultant to cure, any such breach), Interactive shall pay to consultant in one lump sum an amount equal to that portion of the aggregate Consulting Fee which has not been paid to Consultant as of the effective date of such termination.

          (b) On such date as is mutually agreed by the parties in writing.

          (c) Upon expiration of the Term as set forth in Section 3.

     Upon termination of this Agreement pursuant to this Section 6, except as contemplated by Section 6(a) in the event Interactive terminates this Agreement in the absence of continuing material breach hereof by Consultant, Consultant shall be entitled to payment of only that portion of the Consulting Fee earned through the effective date of such termination and any portion of the Lump Sum Payment which has not be paid to Consultant as of the effective date of such termination.

          7. Confidential Information. The Consultant shall not, at any time during or following expiration or termination of its engagement hereunder (regardless of the manner, reason, time or cause thereof) directly or indirectly disclose or furnish to any person not entitled to receive the same for the immediate benefit of Interactive any trade secrets or confidential information including, without limitation, information as to the business methods, operations and affairs of Interactive or its affiliates, the names, addresses or requirements of any of its customers and suppliers, or the credit and other terms extended by and to Interactive. All such trade secrets and confidential information including, without limitation, information as to the names, addresses or requirements of any of Interactive's customers and suppliers, or the credit and other terms extended


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by and to Interactive, acquired or compiled by Interactive or the Consultant during the term of this Agreement shall be the exclusive property of Interactive.

          8. Covenants. Consultant agrees to (a) faithfully and diligently do and perform the acts and duties required in connection with its engagement hereunder, and (b) not engage in any activity which is or likely is contrary to the welfare, interest or benefit of the business now or hereafter conducted by Interactive.

          9. Binding Effect. This Agreement will inure to the benefit of and shall be binding upon the parties hereto and their respective successors or assigns (whether resulting from any re organization, consolidation or merger of either of the parties or any assignment to a business to which all or substantially all of the assets of either party are sold).

          10. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings with respect thereto and cannot be modified, amended, waived or terminated, in whole or in part, except in writing signed by the party to be charged.

          11. Construction. While the parties hereto believe that the terms hereof are fair, reasonable and enforceable in all respects, it is agreed that any provision of this Agreement which is held to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In addition to any other remedy which Interactive may have at law or in equity, Interactive shall be entitled to injunctive relief for a breach of Sections 7 and 8 (b) of this Agreement by the Consultant.

          12. Notices. All notices required to be given under the terms of this Agreement or which any of the parties desires to give hereunder shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, or sent by facsimile transmission, addressed as follows:


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               (a)     To the Consultant.  If to the Consultant addressed to:

                       Neterprises, Inc.
                       233 West 77th Street, #12F
                       New York, New York 10024
                       Attn: Michael P. Paolucci

               (b)     To Interactive.  If to Interactive addressed to:

                       Interactive Imaginations, Inc.
                       915 Broadway, Suite 1608
                       New York, New York 10010
                       Attention:  Mr. David J. Moore
                                   Chief Executive Officer
                       Facsimile Transmission No.: (212) 995-2394

          Any party may designate a change of address at any time by giving written notice thereof to the other parties.

          13. Miscellaneous. This Agreement:

               (a) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns;

               (b) may not (except as provided in Section 9 hereof) be assigned by either party hereto without the prior written consent of the other party (any purported assignment hereof in violation of this provision being null and void);

               (c) may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party;

               (d) may be amended, modified or supplemented only by a written instrument executed by all of the parties hereto;

               (e) embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby and supersedes all prior agreements and understand ings among the parties with respect thereto; and

               (f) shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         INTERACTIVE IMAGINATIONS, INC.


                         By: /s/ David J. Moore
                             ---------------------------------------------------
                             David J. Moore, Chief Executive Officer


                         NETERPRISES, INC.


                         By: /s/ Michael P. Paolucci
                             ---------------------------------------------------
                             Michael P. Paolucci, President


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